UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wild Basin Road

Austin TX, 78746

 (Address of principal executive offices and Zip Code)

(512) 437-2700

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At Forgent Networks, Inc. (the “Company”) annual shareholder meeting on December 17, 2009,  shareholders voted in favor of a proposal to effect a 1-for-10 reverse stock split.  In addition, shareholders also voted to ratify a proposal to change the Company’s name from Forgent Networks to Asure Software, Inc.  On December 24, 2009, the Company issued a press release stating that the 1-for-10 reverse stock split would be effected beginning Tuesday, December 29, 2009.  On December 28, 2009, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Delaware Secretary of State to effect the previously announced reverse split and name change.

Item 9.01.

Financial Statements and Exhibits

Press Release: Asure Software Announces Results of 2009 Annual Meeting, Sets Effective Date for 1-For-10 Reverse Stock Split.

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits:

99.1

 Press Release of Forgent Networks, Inc. dated December 24, 2009

3.1

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Forgent Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 29, 2009

FORGENT NETWORKS, INC.

By:     /s/ David Sandberg

Name: David Sandberg

Title: Chairman of the Board